Exhibit 99.2 TEXAS | ONCOR SPOTLIGHT Robust economic expansion in Oncor’s service territory continues to drive strong projected rate base growth 1 2 2022 – 2026 Capital Plan Rate Base ($B) $15.0B $27.6 $25.9 $24.1 $22.3 $5.9B $8.2B $20.6 Distribution Transmission $18.8 $23.8 $22.6 $21.4 $20.1 $18.6 2021E 2022E 2023E 2024E 2025E 2026E $0.9B Prior Projection New Projection Technology 1. Amounts are approximate. Reflects 100% of Oncor’s current projected capital expenditures for 2022 – 2026 based on the long-term plan presented to Oncor’s board of directors in October 2021. Approximately $775M – $1,275M of potential incremental capital investment opportunities that were identified at Investor Day in June 2021 are not included. Actual amounts/results may differ materially. 2. Amounts are approximate. Compound annual growth rate (CAGR). Reflects 100% of Oncor’s projected year-end rate base for years 2021 – 2026. Actual amounts/results may differ materially. Prior projection refers to projected year-end rate base for years 2021 – 2025 presented at Investor Day in June 2021. 6